Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

Gregory F. Hughes

Chief Operating Officer and

Chief Financial Officer

-Or-

Heidi Gillette

Investor Relations

(212) 594-2700

SL GREEN REALTY CORP. REPORTS

FIRST QUARTER 2009 FFO OF $1.48 PER SHARE AND

EPS OF $0.57 PER SHARE

Quarterly Highlights

•                  First quarter FFO totaled $1.48 per share (diluted) compared to $1.36 per share (diluted) during the first quarter of 2008, an increase of 8.8%.

•                  Net income per share for the first quarter of 2009 totaled $0.57 per share (diluted) compared to $2.06 per share (diluted) in the same period in the prior year.  The results for the quarter ended March 31, 2009 include gains on sale of $0.27 per share (diluted) compared to gains on sale of $1.80 per share (diluted) for the same period in 2008.

•                  Repurchased approximately $224.9 million of the Company’s unsecured notes and exchangeable bonds in 2009, realizing gains on early extinguishment of debt aggregating approximately $57.5 million.  Since October 2008, the Company has repurchased approximately $487.5 million of its bonds, and realized gains on early extinguishment of approximately $135.0 million.

•                  Signed 32 Manhattan office leases totaling 296,840 square feet with average starting rents of $52.71 during the first quarter.  Average Manhattan office starting rents increased by 23.9% on these leases over previously fully escalated rents.

•                  Recognized combined same-store GAAP NOI growth of 2.5% for the first quarter, including 1.9% from the consolidated same-store properties and 4.1% from the unconsolidated joint venture same-store properties.

•                  Closed with Gramercy Capital Corp. (NYSE: GKK) on a sale of 100.0% of the partnership interests in 55 Corporate Drive, NJ for $230.0 million, which resulted in a gain of approximately $6.6 million on the Company’s 50.0% interest.

•                  Gramercy Capital Corp. and SL Green Realty Corp. completed the internalization of Gramercy’s management in April 2009.  The internalization was completed through the direct acquisition by Gramercy of its external manager, GKK Manager LLC, which was previously a wholly owned subsidiary of SL Green.

•                  Paid a dividend of $0.375 per share of common stock.

Summary

New York, NY, April 27, 2009 - SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $88.1 million, or $1.48 per share (diluted), for the quarter ended March 31, 2009, an increase of 8.8% compared to $1.36 per share (diluted) for the same quarter in 2008.

Net income attributable to common stockholders totaled $32.8 million, or $0.57 per share (diluted), for the quarter ended March 31, 2009, compared to $121.1 million, or $2.06 per share (diluted), for the same quarter in 2008.  The results for the quarter ended March 31, 2009 include gains on sale of $0.27 per share (diluted) compared to gains on sale of $1.80 per share (diluted) for the same period in 2008.

Operating and Leasing Activity

For the first quarter of 2009, the Company reported revenues and EBITDA of $263.4 million and $143.8 million, respectively, an increase of $10.0 million, or 3.9%, and a decrease of $10.2 million, or 6.6%, respectively, compared to the same period in 2008.  During the quarter, the Company had strong leasing activity at 100 Park Avenue, 420 Lexington Avenue, 220 East 42nd Street, 810 Seventh Avenue and 1 and 2 Jericho Plaza.

Same-store GAAP NOI on a combined basis increased by 2.5% for the first quarter when compared to the same quarter in 2008, with the consolidated properties increasing 1.9% to $127.6 million and the unconsolidated joint venture properties increasing 4.1% to $50.9 million.

Average starting Manhattan office rents of $52.71 per rentable square foot on the 296,840 square feet of leases signed during the first quarter represented a 23.9% increase over the previously fully escalated rents.

Occupancy for the Manhattan portfolio at March 31, 2009 was 96.2%, compared to 96.7% at December 31, 2008.  During the quarter, the Company signed 36 leases in the Manhattan portfolio totaling 322,224 square feet, of which 32 leases and 296,840 square feet represented office leases.

Average starting Suburban office rents of $30.89 per rentable square foot for the first quarter represented a 1.5% decrease over the previously fully escalated rents.  Occupancy for the Suburban portfolio was 90.4% at both March 31, 2009 and December 31, 2008.  During the quarter, the Company signed 32 leases in the Suburban portfolio totaling 124,090 square feet, of which 29 leases and 123,110 square feet represented office leases.

Significant leasing activities during the first quarter included:

•                  New lease with Tribune Company/WPIX for approximately 104,243 square feet at 220 East 42nd Street.

•                  New lease with Wells Fargo Trade Capital Services for approximately 44,716 square feet at 100 Park Avenue.

•                  Early renewal with Insight Communications Company, Inc. for approximately 34,460 square feet at 810 Seventh Avenue.

•                  New lease with Ion Media Networks Inc. for approximately 25,954 square feet at 810 Seventh Avenue.

•                  Early renewal with Deloitte LLP for approximately 37,824 square feet at 1 and 2 Jericho Plaza, Long Island.

Real Estate Investment Activity

The Company and Gramercy Capital Corp. sold 100.0% of their partnership interests in 55 Corporate Drive, NJ for $230.0 million, including the assumption by the buyer of the $190.0 million in-place mortgage indebtedness.  The Company recognized a gain of approximately $6.6 million in connection with the sale of the Company’s 50% interest in the joint venture.

Financing and Capital Activity

The Company repurchased approximately $224.9 million of its bonds in 2009, including approximately $213.3 million of exchangeable bonds, realizing gains on early extinguishment of debt aggregating approximately $57.5 million.  Approximately $60.9 million face amount of these repurchases occurred during April 2009 and, accordingly, approximately $9.8 million of these gains will be recognized during the second quarter of 2009.

Structured Finance Activity

The Company’s structured finance investments totaled approximately $589.3 million on March 31, 2009, a decrease of approximately $90.5 million from the balance at December 31, 2008.  This excludes approximately $102.1 million of structured finance investments which were classified as held for sale at March 31, 2009.  During the first quarter of 2009, the Company recorded $62.0 million in loan loss reserves against its structured finance investments.  The structured finance investments currently have a weighted average maturity of 5.1 years and a weighted average yield for the quarter ended March 31, 2009 of 8.5%, inclusive of loans totaling $84.5 million which are on non-accrual status.

Investment in Gramercy Capital Corp.

At March 31, 2009, the book value of the Company’s investment in Gramercy Capital Corp. was zero.  Fees earned from various management arrangements between the Company and Gramercy totaled approximately $5.7 million for the quarter ended March 31, 2009 compared to $9.7 million for the quarter ended March 31, 2008.  During the quarter, the Company waived its right to receive CDO collateral management fees from Gramercy.  The Company did not recognize any FFO contribution from its investment in Gramercy for the quarter ended March 31, 2009 compared to an FFO contribution of $5.3 million for the same quarter in the prior year.  The Company’s share of net income from its investment in Gramercy has been estimated at a loss of $3.5 million for the quarter ended March 31, 2009, compared to income of $5.1 million for the same quarter in the prior year.

Gramercy Capital Corp. and SL Green Realty Corp. completed the internalization of Gramercy’s management.  The internalization was completed through the direct acquisition by Gramercy of its external manager, GKK Manager LLC, which was previously a wholly owned subsidiary of SL Green.

The Company’s marketing, general and administrative, or MG&A, expenses no longer includes the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which managed and advised Gramercy.  For the quarter ended March 31, 2009, the Company incurred approximately $5.2 million of costs associated with Gramercy compared to $3.5 million for the same quarter in the prior year.  These expenses are now included in discontinued operations.

Dividends

During the first quarter of 2009, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.375 per share of common stock. Dividends were paid on April 15, 2009 to stockholders of record on the close of business on March 31, 2009.

•                  $0.4766 and $0.4922 per share on the Company’s Series C and D Preferred Stock, respectively, for the period January 15, 2009 through and including April 14, 2009.  Dividends were paid on April 15, 2009 to stockholders of record on the close of business on March 31, 2009, and reflect regular quarterly dividends, which are the equivalent of annualized dividend of $1.90625 and $1.96875, respectively.

Conference Call and Audio Webcast

The Company’s executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio web cast on Tuesday, April 28, 2009 at 2:00 pm ET to discuss the financial results. The Supplemental Package will be available prior to the quarterly conference call on the Company’s website, www.slgreen.com, under “financial reports” in the investors section.

The live conference call will be webcast in listen-only mode on the Company’s website under “event calendar & webcasts” in the investors’ section of the website and on Thomson’s StreetEvents Network. The conference call may also be accessed by dialing 888.396.2298 Domestic or 617.847.8708 International, using pass-code “SL Green.”

A replay of the call will be available through May 5, 2009 by dialing 888.286.8010 Domestic or 617.801.6888 International, using pass-code 23223016.

Supplemental Information

The Supplemental Package outlining the Company’s first quarter 2009 financial results will be available prior to the quarterly conference call on the Company’s website.

Company Profile

SL Green Realty Corp. is a self-administered and self-managed real estate investment trust, or REIT, that predominantly acquires, owns, repositions and manages Manhattan office properties. The Company is the only publicly held REIT that specializes in this niche.  As of March 31, 2009, the Company owned 29 New York City office properties totaling approximately 23,211,200 square feet, making it New York’s largest office landlord. In addition, at March 31, 2009, SL Green held investment interests in, among other things, eight retail properties encompassing approximately 400,212 square feet, three development properties encompassing approximately 399,800 square feet and two land interests, along with ownership interests in 32 suburban assets totaling 6,949,700 square feet in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212-216-1601.

Disclaimers

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 of this release and in the Company’s Supplemental Package.

Forward-looking Statement

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may materially differ, and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us.  These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York Metro real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York Metro area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.

STATEMENTS OF OPERATIONS-UNAUDITED

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Revenue:
Rental revenue, net	$196,468	$193,840
Escalations & reimbursement revenues	33,758	29,960
Preferred equity and investment income	16,898	19,148
Other income	16,281	10,504
Total revenues	263,405	253,452

Equity in net income from unconsolidated joint ventures	13,073	19,425
Gain on early extinguishment of debt	47,712	—

Expenses:
Operating expenses	55,481	53,672
Ground rent	8,046	8,249
Real estate taxes	36,949	32,524
Loan loss reserves	62,000	—
Marketing, general and administrative	17,922	24,460
Total expenses	180,398	118,905

Earnings Before Interest, Depreciation and Amortization (EBITDA)	143,792	153,972
Interest expense, net of interest income	60,264	76,046
Amortization of deferred financing costs	1,436	1,632
Depreciation and amortization	54,798	53,434
Loss on equity investment in marketable securities	807	—
Net income from Continuing Operations	26,487	22,860
Income (loss) from Discontinued Operations	(66)	1,365
Gain on sale of Discontinued Operations	6,572	110,232
Equity in net gain on sale of interest in unconsolidated joint venture	9,541	—
Net income	42,534	134,457
Net income attributable to noncontrolling interests	(4,797)	(8,394)
Net income attributable to SL Green Realty Corp.	37,737	126,063
Preferred stock dividends	(4,969)	(4,969)
Net income attributable to common stockholders	$32,768	$121,094

Earnings Per Share (EPS)
Net income per share (Basic)	$0.57	$2.07
Net income per share (Diluted)	$0.57	$2.06

Funds From Operations (FFO)
FFO per share (Basic)	$1.48	$1.37
FFO per share (Diluted)	$1.48	$1.36

Basic ownership interest
Weighted average REIT common shares for net income per share	57,178	58,482
Weighted average partnership units held by noncontrolling interests	2,339	2,340
Basic weighted average shares and units outstanding for FFO per share	59,517	60,822
Diluted ownership interest
Weighted average REIT common share and common share equivalents	57,216	58,881
Weighted average partnership units held by noncontrolling interests	2,339	2,340
Diluted weighted average shares and units outstanding	59,555	61,221

SL GREEN REALTY CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	March 31, 2009	December 31, 2008
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,385,101	$1,386,090
Buildings and improvements	5,547,522	5,544,019
Building leasehold and improvements	1,255,573	1,259,472
Property under capital lease	12,208	12,208
	8,200,404	8,201,789
Less accumulated depreciation	(586,029)	(546,545)
	7,614,375	7,655,244
Assets held for sale, net	106,543	184,035
Cash and cash equivalents	433,654	726,889
Restricted cash	97,401	105,954
Tenant and other receivables, net of allowance of $14,001 and $16,898 in 2009 and 2008, respectively	33,459	30,882
Related party receivables	14,119	7,676
Deferred rents receivable, net of allowance of $20,172 and $19,648 in 2009 and 2008, respectively	152,126	145,561
Structured finance investments, net of discount of $7,870 and $18,764 in 2009 and 2008, respectively	589,267	679,814
Investments in unconsolidated joint ventures	976,572	975,483
Deferred costs, net	134,297	133,052
Other assets	349,320	339,763
Total assets	$10,501,133	$10,984,353

Liabilities and Equity
Mortgage notes payable	$2,585,592	$2,591,358
Revolving credit facility	1,389,067	1,389,067
Senior unsecured notes	1,151,556	1,501,134
Accrued interest and other liabilities	54,478	70,692
Accounts payable and accrued expenses	133,937	133,098
Deferred revenue/gain	401,848	427,936
Capitalized lease obligation	16,747	16,704
Deferred land lease payable	17,740	17,650
Dividend and distributions payable	26,420	26,327
Security deposits	34,865	34,561
Liabilities related to assets held for sale	—	106,534
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	5,912,250	6,415,063
Commitments and contingencies	—	—
Noncontrolling interest in operating partnership	89,600	89,089
Equity
SL Green Realty Corp. stockholders’ equity
7.625% Series C perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 6,300 issued and outstanding at March 31, 2009 and December 31, 2008, respectively	151,981	151,981
7.875% Series D perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 4,000 issued and outstanding at March 31, 2009 and December 31, 2008, respectively	96,321	96,321
Common stock, $0.01 par value 160,000 shares authorized, 60,619 and 60,404 issued and outstanding at March 31, 2009 and December 31, 2008, respectively (inclusive of 3,360 shares held in Treasury at both March 31, 2009 and December 31, 2008, respectively)	606	604
Additional paid – in capital	3,087,123	3,079,159
Treasury stock-at cost	(302,705)	(302,705)
Accumulated other comprehensive loss	(53,089)	(54,747)
Retained earnings	989,476	978,180
Total SL Green Realty Corp. stockholders’ equity	3,969,713	3,948,793
Noncontrolling interests in other partnerships	529,570	531,408
Total equity	4,499,283	4,480,201
Total liabilities and equity	$10,501,133	$10,984,353

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
FFO Reconciliation:
Net income attributable to common stockholders	$32,768	$121,094
Add:
Depreciation and amortization	54,798	53,434
Discontinued operations depreciation adjustments	—	2,504
Joint venture depreciation and noncontrolling interest adjustments	11,265	8,175
Net income attributable to noncontrolling interests	4,797	8,394
Loss on equity investment in marketable securities	807	—
Less:
Gain on sale of discontinued operations	6,572	110,232
Equity in net gain on sale of joint venture property/real estate	9,541	—
Depreciation on non-rental real estate assets	204	223
Funds from Operations	$88,118	$83,146

	Three Months Ended March 31,
	2009	2008
Earnings before interest, depreciation and amortization (EBITDA):	$143,792	$153,972
Add:
Marketing, general & administrative expense	17,922	24,460
Operating income from discontinued operations	573	3,170
Loan loss reserves	62,000	—
Less:
Non-building revenue	(25,723)	(22,585)
Gain on early extinguishment of debt	(47,712)	—
Equity in net income from joint ventures	(13,073)	(19,425)
GAAP net operating income (GAAP NOI)	137,779	139,592

Less:
Operating income from discontinued operations	(573)	(3,170)
GAAP NOI from other properties/affiliates	(9,603)	(11,144)
Same-Store GAAP NOI	$127,603	$125,278

	Three Months Ended March 31,
	2009	2008
Gramercy FFO Reconciliation
Equity in net income (loss) from Gramercy (Estimated)	$(3,478)	$5,089
Add: Depreciation and amortization	3,478	198
Company’s share of FFO from Gramercy	$—	$5,287

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	March 31,
	2009	2008
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	23,211	24,389
Portfolio percentage leased at end of period	96.2%	96.3%
Same-Store percentage leased at end of period	96.1%	96.3%
Number of properties in operation	29	31

Office square feet leased during quarter (rentable)	296,840	508,960
Average mark-to-market percentage-office	23.9%	43.9%
Average starting cash rent per rentable square foot-office	$52.71	$62.32

(1)  Includes wholly owned and joint venture properties.